Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly report of BIMI International Medical Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tiewei Song, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Tiewei Song
Tiewei Song
Chief Executive Officer

December 19, 2023

*	The originally executed copy of this Certification will be maintained at the Company’s offices and will be made